UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 21, 2011

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State or Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Taubman Centers, Inc. (the Company) hereby amends its Current Report on Form 8-K filed on December 28, 2011 to provide the required financial information relating to the acquisition by the Company’s affiliate, The Taubman Realty Group Limited Partnership (TRG or the Operating Partnership), of The Mall at Green Hills and certain adjacent outparcel land in Nashville, Tennessee and The Gardens on El Paseo and El Paseo Village in Palm Desert, California (the Acquired Properties) from affiliates of Davis Street Properties, LLC of Evanston, Illinois as described in that Current Report.

The consideration for the properties was $560 million, excluding transaction costs. The consideration consists of the assumption of approximately $206 million of debt, approximately $281.5 million in installment notes, and the issuance of 1.3 million Operating Partnership units. The assumed debt consists of three loans. The 1.3 million Operating Partnership units issued were determined based on a value of $55 per unit, which approximates the fair value due to restrictions on sale of these Operating Partnership units. The installment notes bore interest at 3.125% and were paid in full in February 2012. As of December 31, 2011, the installment notes were secured by restricted cash funded by borrowings under the Company's line of credit.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)
Financial Statements of Businesses Acquired.

Report of Independent Registered Public Accounting Firm.

Combined Historical Summary of Revenues and Certain Expenses for the Acquired Properties for the Year Ended December 31, 2010 and the Nine Months Ended September 30, 2011 (unaudited)

(b)
Pro Forma Financial Information.

Taubman Centers, Inc., Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011 (unaudited), Pro Forma Condensed Consolidated Statement of Operations, Year Ended December 31, 2010 (unaudited), and the Nine Months Ended September 30, 2011 (unaudited).

(d)	Exhibits

Exhibit	Description

23	Consent of KPMG LLP

Report of Independent Registered Public Accounting Firm

The Board of Directors
Taubman Centers, Inc.:

We have audited the accompanying Combined Historical Summary of Revenues and Certain Expenses (Combined Historical Summary) of the Acquired Properties for the year ended December 31, 2010.  This Combined Historical Summary is the responsibility of the management of Taubman Centers, Inc.  Our responsibility is to express an opinion on the Combined Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Historical Summary is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Acquired Properties’ internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Historical Summary.  We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for the inclusion in Form 8-K/A dated March 5, 2012 of Taubman Centers, Inc., filed with the Securities and Exchange Commission, as described in Note 2.  It is not intended to be a complete presentation of the Acquired Properties’ revenues and expenses.

In our opinion, the Combined Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 2 of the Acquired Properties for the year ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Chicago, Illinois
March 5, 2012

THE ACQUIRED PROPERTIES
COMBINED HISTORICAL SUMMARY OF REVENUES AND CERTAIN EXPENSES
(in thousands)

	For the Year Ended December 31, 2010	For the Nine Months Ended September 30, 2011 (unaudited)
Revenues:
Minimum rents	$19,600	$16,081
Percentage rents	884	290
Expense recoveries	8,561	6,920
Other	750	485
Total Revenues	$29,795	$23,776

Certain Expenses:
Maintenance, taxes, utilities, and promotion	$8,386	$6,766
Other operating	2,762	1,785
Interest expense (Note 4)	13,494	10,220
Total Certain Expenses	$24,642	$18,771

Excess of Revenues Over Certain Expenses	$5,153	$5,005

See accompanying Notes to Combined Historical Summary.

THE ACQUIRED PROPERTIES
NOTES TO COMBINED HISTORICAL SUMMARY OF REVENUES AND CERTAIN EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 2010 AND
THE NINE MONTHS ENDED SEPTEMBER 30, 2011 (unaudited)

Note 1 – Business

On December 21, 2011, The Taubman Realty Group Limited Partnership (TRG or the Operating Partnership), a majority-owned partnership subsidiary of Taubman Centers, Inc. (the Company), completed its acquisition of The Mall at Green Hills and certain adjacent outparcel land and The Gardens on El Paseo.  On December 27, 2011, TRG completed its acquisition of El Paseo Village. These centers and property (the Acquired Properties) were acquired from affiliates of Davis Street Properties, LLC of Evanston, IL (Seller).

The Mall at Green Hills

The Mall at Green Hills in Nashville, Tennessee was originally constructed in 1955 and has been expanded and renovated many times over the years, including the most recent expansion which added a 145,000 square foot Nordstrom that opened in September 2011. The property has 868,000 square feet of total Gross Leasable Area (GLA) and 356,000 square feet of mall tenant GLA and also is anchored by Dillard’s and Macy’s.  The Mall at Green Hills is owned in fee except for certain adjacent outparcel land held under a ground lease (Ground Lease).

The Gardens on El Paseo and EL Paseo Village

Comprised of two adjacent properties across the street from each other in Palm Desert, California, the center is anchored by Saks Fifth Avenue, and operates as one open-air specialty center.  The Gardens on El Paseo was built in 1998 and El Paseo Village was completed in 2010.  Together the center includes 238,000 square feet of total GLA and 188,000 square feet of mall tenant GLA occupied by fashion-oriented shops.

Subsequent events

The Company has evaluated whether any subsequent events have occurred up through the time of issuing these statements on March 5, 2012.

Note 2 – Summary of Significant Accounting Policies

Basis of presentation

For financial statement reporting purposes, the accounts of the entities that owned the Acquired Properties have been combined in the accompanying Combined Historical Summary of Revenues and Certain Expenses (Combined Historical Summary) because these entities were held under common control and the Acquired Properties were acquired under the same purchase agreement. Intercompany revenues and expenses are eliminated in combination. The Combined Historical Summary has been prepared solely for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, Regulation S-X, Rule 3-14 and for inclusion in a Current Report on Form 8-K of the Company.  The accompanying Combined Historical Summary is not intended to be a complete presentation of the actual operations of the Acquired Properties for the periods presented because material expenses that may not be comparable to the proposed future operations of the Acquired Properties have been excluded.  Expenses excluded consist of depreciation and amortization.  The entities included in this Combined Historical Summary are separate legal entities and maintain records and books of account separate from any other entity. The assets and credit of each of these legal entities are not available to satisfy the debts and other obligations of any other such legal entity included in the Combined Historical Summary.

THE ACQUIRED PROPERTIES
Notes to Combined Historical Summary of Revenues and Certain Expenses – (Continued)

Revenue and expense recognition

Shopping center space is generally leased to tenants under short and intermediate term leases that are accounted for as operating leases.  Minimum rents are recognized on the straight-line method.  Percentage rent is accrued when lessees’ specified sales targets have been met.  Expense recoveries are recognized as revenue in the period applicable costs are chargeable to tenants.  Other revenues are recognized when fees due are determinable, no further actions or services are required to be performed by the Company, and collectability is reasonably assured. Expenses are recognized in the period in which they are incurred.  A provision for losses on accounts receivable is recorded to reduce them to the amount estimated to be collectible.

Use of estimates

The preparation of the accompanying Combined Historical Summary in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the Combined Historical Summary and accompanying notes.  Actual results could differ from those estimates.

Interim unaudited financial information

The accompanying Combined Historical Summary for the nine months ended September 30, 2011, is unaudited.  However, in the opinion of the Company, the accompanying Combined Historical Summary includes all adjustments, consisting of normal, recurring adjustments, necessary for the fair presentation of the accompanying Combined Historical Summary for the interim period.  The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

Note 3 – Leases

Shopping center space is leased to tenants and certain anchors pursuant to lease agreements.  Tenant leases typically provide for minimum rent and other charges to cover certain operating costs. Future minimum rent under non-cancellable operating leases in effect at December 31, 2010, is summarized as follows:

Year Ending December 31	Amount
2011	$20,218,218
2012	19,627,157
2013	19,062,080
2014	16,711,610
2015	14,668,570
Thereafter	50,166,246
Total	$140,453,881

THE ACQUIRED PROPERTIES
Notes to Combined Historical Summary of Revenues and Certain Expenses – (Continued)

The Ground Lease expires in 2104.  Ground rent expense is recognized on a straight-line basis over the lease term.  Ground rent expense on a straight-line basis, which is included in other operating expense, was $292,999 (unaudited) and $390,894 for the nine month period ended September 30, 2011 and the year ended December 31, 2010, respectively.

The following is a schedule of future minimum rental payments required under the lease.

Year Ending December 31	Amount
2011	$185,739
2012	188,525
2013	191,353
2014	194,223
2015	197,136
Thereafter	36,850,651
Total	$37,807,627

Note 4 – Interest Expense

The Company assumed the mortgage loans secured by The Mall at Green Hills, The Gardens on El Paseo, and El Paseo Village properties in connection with the acquisition.  The following includes the significant terms:

	Principal Balance
Property	December 31, 2010	September 30, 2011 (unaudited)	Stated Interest Rate	Maturity Date	Payment Type
The Mall at Green Hills	$108,858,712	$107,949,789	6.89%	December 2013	Amortizing
The Gardens on El Paseo	81,480,000	81,480,000	6.10%	June 2016	Amortizing
El Paseo Village	17,000,000	16,801,003	4.42%	December 2015	Interest only
	$207,338,712	$206,230,792

The El Paseo Village mortgage has a minimum debt service coverage ratio.

Note 5 – Related-Party Transactions

Davis Street Land Company L.L.C., an affiliate through common ownership of the Seller, performed property management services for the Acquired Properties.  The Acquired Properties incurred property management fees, which are included in other operating expense, as follows:

Property	December 31, 2010	September 30, 2011 (unaudited)
The Mall at Green Hills	$525,049	$407,754
The Gardens on El Paseo	276,722	213,767
El Paseo Village	19,209	66,763
	$820,980	$688,284

Management fees for The Mall at Green Hills, The Gardens on El Paseo, and El Paseo Village were calculated at a set annual amount in the year of formation, prorated for such year, at $350,000, $225,000, and $25,000, respectively.  The management fee was increased by 3 percent annually, but in no event would the management fee exceed 3.5 percent of the gross rentals.  However, as a result of the redevelopment and expansion of The Mall at Green Hills, the management fee base was increased by an additional 15 percent in 2005.  These management fees may not be comparable to the management fees charged to the Acquired Properties by the Company.

TAUBMAN CENTERS, INC.
PRO FORMA FINANCIAL INFORMATION INTRODUCTION
(unaudited)

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 has been presented as if the Company’s acquisition of the Acquired Properties had occurred on September 30, 2011.

This accompanying unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2011 and the year ended December 31, 2010 are presented as if the Company’s acquisition of the Acquired Properties occurred on January 1, 2010.

These statements are being presented in connection with the completion of the aforementioned acquisitions. However, these financial statements also consider the impacts of the dispositions of The Pier Shops at Caesars (The Pier Shops) and Regency Square in the fourth quarter of 2011, due to the importance of these transactions to an understanding of the Company’s financial position and results of operations.

These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated statements and notes thereto filed with the U.S Securities and Exchange Commission.  In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made. These statements are based on assumptions and estimates considered appropriate by the Company’s management; however, they are not necessarily, and should not be assumed to be, an indication of the Company’s financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future. In addition, the pro forma balance sheet includes pro forma preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisitions. The Company has not yet finalized its allocations of the purchase price to the tangible and identifiable intangible assets and liabilities acquired. The Company is awaiting certain valuation information for assets and liabilities acquired to complete its allocations. A final determination of the required purchase price allocations will be made during 2012.

TAUBMAN CENTERS, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2011
(unaudited)
(in thousands)

	Historical (a)	Adjustments for Disposition of The Pier Shops & Regency Square (b)	Adjusted excluding The Pier Shops & Regency Square	Acquisitions and Pro forma Allocations		Pro Forma
Assets:
Properties, net	$2,280,426	$(62,372)	$2,218,054	$543,136	(c)	$2,761,190
Restricted cash				281,467	(d)	281,467
Other assets	237,808	(7,148)	230,660	29,831	(c)	260,491
	$2,518,234	$(69,520)	$2,448,714	$854,434		$3,303,148
Liabilities:
Mortgage notes payable	$2,524,956	$(207,181)	$2,317,775	$496,906	(d)	$2,814,681
Installment notes				281,467	(d)	281,467
Accounts payable and accrued liabilities	267,811	(33,086)	234,725	3,377	(d)	238,102
Distributions in excess of investments in and net income of Unconsolidated Joint Ventures	193,353		193,353			193,353
	$2,986,120	$(240,267)	$2,745,853	$781,750		$3,527,603

Redeemable noncontrolling interest				$72,684	(d)	$72,684

Equity:
Taubman Centers, Inc. Shareowners’ Equity
Common and convertible preferred stock	$604		$604			$604
Additional paid-in capital	666,738		666,738			666,738
Accumulated other comprehensive income (loss)	(27,075)		(27,075)			(27,075)
Dividends in excess of net income	(986,124)	170,747	(815,377)			(815,377)
	$(345,857)	$170,747	$(175,110)			$(175,110)

Noncontrolling interests	(122,029)		(122,029)			(122,029)
	$2,518,234	$(69,520)	$2,448,714	$854,434		$3,303,148

See accompanying Notes and Significant Assumptions.

TAUBMAN CENTERS, INC
NOTES AND SIGNIFICANT ASSUMPTIONS
SEPTEMBER 30, 2011

(a)	As reported in the Company’s Consolidated Balance Sheet as of September 30, 2011 as filed with the U.S. Securities and Exchange Commission on Form 10-Q for the quarter ended September 30, 2011.

(b)	Reflects certain assets and liabilities of The Pier Shops and Regency Square as of September 30, 2011, which were transferred to their respective lenders in November and December 2011, respectively.

(c)
Reflects the pro forma acquisition of the Acquired Properties and the preliminary allocation of the $560 million purchase price to the assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price to the identifiable assets acquired and liabilities assumed at the dates of acquisition:

(in millions)
Properties:
Land	$74.2
Buildings, improvements, and equipment	468.9
Total additions to properties	$543.1
Deferred charges and other assets:
In-place leases	29.8
Total assets acquired	$573.0

Accounts payable and accrued liabilities:
Below market tenant rents	(3.4)
Mortgage notes payable:
Premium for above market interest rates	(9.6)
Total liabilities acquired	$(13.0)
Net assets acquired	$560.0

The value of the leases in-place at the centers on the acquisition date consists of the value of the missed rental revenue during the expected frictional vacancy (assumed releasing period) of the space, the value of the reimbursable tenant revenues from unavoidable costs that would be incurred during the expected frictional vacancy of the space, the value of leasing costs that were avoided by having a tenant in that space, and the value of the tenant allowances that were avoided by having a tenant in that space. The values of in-place leases are amortized over the lease terms.

(d)	The consideration for the properties consisted of debt assumed, installment notes and 1.3 million Operating Partnership units.

In addition to the $205.8 million of contractual debt assumed, the adjustment to mortgage notes payable includes $9.6 million to record the debt assumed at fair value. This additional mortgage premium is amortized over the remaining life of the loans, with amortization recorded to reduce the monthly interest expense recorded on the loans.

The $281.5 million installment notes bore interest at 3.125% and were paid in full in February 2012. At issuance, the installment notes were secured by restricted cash funded by the borrowings under the Company’s line of credit. The adjustments include $281.5 million of restricted cash and an equal amount representing the increase in borrowings under the Company’s line of credit.

Differences between the market rates of leases and the contractual rates of tenant leases in place on the date of purchase resulted in the recording of below market rents. The values of below market rents are recorded in accounts payable and accrued liabilities and are amortized over the related remaining lease terms as an adjustment to rental income.

TAUBMAN CENTERS, INC
NOTES AND SIGNIFICANT ASSUMPTIONS
SEPTEMBER 30, 2011

The number of Operating Partnership units issued was determined based on a value of $55 per unit, which approximates the fair value due to restrictions on the sale of these partnership units. The partnership units will become eligible to be converted into the Company’s common shares approximately one year after acquisition. Prior to that date, holders have the ability to put the units back to the Company for cash at the lesser of the current market price of the Company’s common stock or $55 per share. Considering the redemption provisions, the Company is accounting for these partnership units as a redeemable noncontrolling interest on the balance sheet, at the greater of the redemption value or book value.

TAUBMAN CENTERS, INC
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2010
(unaudited)
(in thousands, except share data)

	Historical (a)	Adjustments For Acquisition of Centers (b)		Pro forma Allocations		Pro Forma (f)
Revenues:
Minimum rents	$327,580	$19,600		$1,346	(c)	$348,526
Percentage rents	13,063	884				13,947
Expense recoveries	225,079	8,561				233,640
Management, leasing, and development services	16,109					16,109
Other	44,596	750				45,346
	$626,427	$29,795		$1,346		$657,568
Expenses:
Maintenance, taxes, utilities, and promotion	$177,703	$8,386				$186,089
Other operating	57,354	2,762				60,116
Management, leasing, and development services	8,258					8,258
General and administrative	30,234					30,234
Interest expense	132,362	13,494		310	(d)	146,166
Depreciation and amortization	145,271			20,636	(e)	165,907
	$551,182	$24,642		$20,946		$596,770
Nonoperating income	2,683					2,683
Income (loss) from continuing operations before income tax expense and equity in income of Unconsolidated Joint Ventures	$77,928	$5,153		$(19,600)		$63,481
Income tax expense	(734)					(734)
Equity in Income of Unconsolidated Joint Ventures	45,412					45,412
Income (loss) from continuing operations	$122,606	$5,153		$(19,600)		$108,159
(Income) loss from continuing operations attributable to noncontrolling interests	(45,053)	(1,734)	(f)	5,438	(f)	(41,349)
Preferred stock dividends and distributions to participating securities	(16,269)					(16,269)
Income (loss) from continuing operations attributable to common shareowners	$61,284	$3,420	(f)	$(14,162)	(f)	$50,542

Basic earnings per common share
Income from continuing operations	$1.12					$0.93
Weighted average number of common shares outstanding - basic	54,569,618					54,569,618

Diluted earnings per common share
Income from continuing operations	$1.11					$0.92
Weighted average number of common shares outstanding - diluted	55,702,813					55,705,813

See the accompanying Notes and Significant Assumptions

TAUBMAN CENTERS, INC.
NOTES AND SIGNIFICANT ASSUMPTIONS
YEAR ENDED DECEMBER 31, 2010

(a)
Represents the operations of the Company related to continuing operations as reported in the Consolidated Statement of Operations and Comprehensive Income for year ended December 31, 2010 as filed with the U.S. Securities and Exchange Commission on Form 10-K/A for the year ended December 31, 2011.  The operations of The Pier Shops and Regency Square, which were transferred to their respective lenders in November and December 2011, respectively, are excluded from income from continuing operations.

(b)	Represents the combined revenues and certain expenses of the Acquired Properties.

(c)
Includes the net adjustments to record tenant rents on a straight-line basis from the acquisition date over the remaining term of the in-place leases and the amortization of the below market rents. The straightline adjustment includes the reversal of the straight-line rents in the historical statements of $(171) thousand and the pro forma straight-line adjustment. Based on the current leases in place, the pro forma straight-line rent adjustment is $664 thousand.

The amortization of the below-market lease intangibles is $853 thousand. The below-market rents are amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.

(d)
Includes a reduction in interest expense of $3.4 million as a result of recording the mortgages assumed on the acquisition of the properties at fair value. Offsetting this reduction is $3.7 million of additional interest expense, including interest on $281.5 million of installment notes, which bore interest at 3.125% and which were assumed to be outstanding for sixty days after the acquisition date, and interest expense at an average rate of 0.97% on the Company’s line of credit that fully cash collateralized the notes. The installment notes were subsequently repaid with the cash from the line of credit two months after the closing of the acquisition.

(e)
Represents the estimated depreciation and amortization of the acquired assets on a straight-line basis. Tenant improvements and the value of in-place leases are depreciated over the remaining lives of the related leases. Buildings are depreciated over the estimated remaining useful lives which are 40 to 48 years. Sitework is depreciated over approximately 15 years. Other assets are depreciated over the terms of the related agreements.

(f)
Per share amounts include the dilutive impact of the issuance of the 1.3 million of Operating Partnership units to the Seller, which would have decreased the Company's average ownership share of TRG from 67.5% to 66.4% for the year ended December 31, 2010.

TAUBMAN CENTERS, INC
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 31, 2011
(unaudited)
(in thousands, except share data)

	Historical (a)	Adjustments for Disposition of The Pier Shops and Regency Square (b)		Adjusted Excluding The Pier Shops and Regency Square	Adjustments For Acquisition of Centers (c)		Pro forma Allocations		Pro Forma (g)
Revenues:
Minimum rents	$260,805		$(9,236)	$251,569	$16,081		$947	(d)	$268,597
Percentage rents	9,733		(142)	9,591	290				9,881
Expense recoveries	170,789		(7,853)	162,936	6,920				169,856
Management, leasing, and development services	15,423			15,423					15,423
Other	18,339		(262)	18,077	485				18,562
	$475,089		$(17,493)	$457,596	$23,776		$947		$482,319
Expenses:
Maintenance, taxes, utilities, and promotion	$140,115		$(10,403)	$129,712	$6,766				$136,478
Other operating	54,949		(5,130)	49,819	1,785				51,604
Management, leasing, and development services	7,492			7,492					7,492
General and administrative	22,998			22,998					22,998
Interest expense	106,903		(17,374)	89,529	10,220		(42)	(e)	99,707
Depreciation and amortization	108,533		(9,030)	99,503			15,477	(f)	114,980
	$440,990		$(41,937)	$399,053	$18,771		$15,435		$433,259
Nonoperating income	926		(69)	857					857
Income (loss) from continuing operations before income tax expense and equity in income of Unconsolidated Joint Ventures	35,025		24,375	59,400	5,005		(14,488)		49,917
Income tax expense	(413)			(413)					(413)
Equity in Income of Unconsolidated Joint Ventures	31,990			31,990					31,990
Income (loss) from continuing operations	$66,602		$24,375	$90,977	$5,005		$(14,488)		$81,494
(Income) loss from continuing operations attributable to noncontrolling interests	(26,962)		(7,493)	(34,455)	(1,600)	(g)	3,836	(g)	(32,219)
Preferred stock dividends and distributions to participating securities	(12,119)			(12,119)					(12,119)
Income (loss) from continuing operations attributable to common shareowners	$27,521		$16,882	$44,403	$3,405	(g)	$(10,652)	(g)	$37,156
Discontinued operations			(24,375)	(24,375)					(24,375)
Income (loss) from discontinued operations attributable to noncontrolling interests			7,493	7,493			276	(g)	7,769
Net income (loss) attributable to common shareowners	$27,521	$		$27,521	$3,405	(g)	$(10,376)	(g)	$20,550
Basic earnings (loss) per common share
Income from continuing operations	$0.49			$0.79					$0.66
Loss from discontinued operations				(0.30)					(0.29)
Basic earnings per share	$0.49			$0.49					$0.36
Weighted average number of common shares outstanding - basic	56,554,268			56,554,268					56,554,268
Diluted earnings (loss) per common share
Income from continuing operations	$0.048			$0.78					$0.65
Loss from discontinued operations				(0.30)					(0.29)
Diluted earnings per share	$0.048			$0.48					$0.36
Weighted average number of common shares outstanding - diluted	58,137,149			58,137,149					58,137,149

See the accompanying Notes and Significant Assumptions

TAUBMAN CENTERS, INC.
NOTES AND SIGNIFICANT ASSUMPTIONS
NINE MONTHS ENDED SEPTEMBER 31, 2011

(a)
As reported in the Company’s Consolidated Statement of Operations and Comprehensive Income for the nine months ended September 30, 2011 as filed with the Securities and Exchange Commission on Form 10-Q.

(b)
Reflects the operations of The Pier Shops and Regency Square which were transferred to their respective lenders in November and December 2011, respectively, and which will be reflected as discontinued operations in future filings.

(c)	Represents the combined revenues and certain expenses of the Acquired Properties.

(d)
Includes the net adjustments to record tenant rents on a straight-line basis from the acquisition date over the remaining term of the in-place leases and the amortization of the below market rents. The straightline adjustment includes the reversal of the straight-line rents in the historical statements of $(232) thousand and the pro forma straight-line adjustment. Based on the current leases in place, the pro forma straight-line rent adjustment is $539 thousand.

The amortization of the below-market lease intangibles is $640 thousand. The below-market rents are amortized on a straight-line basis over the life of the related leases as an adjustment to rental income.

(e)
Includes a reduction in interest expense of $2.6 million as a result of recording the mortgages assumed on the acquisition of the properties at fair value. Offsetting this reduction is $2.5 million of additional interest expense at an average rate of 0.90% on the Company’s line of credit that was used to repay the installment notes. The installment notes were repaid with the cash from the line of credit two months after the closing of the acquisition.

(f)
Represents the estimated depreciation and amortization of the acquired assets on a straight-line basis. Tenant improvements and the value of in-place leases are depreciated over the remaining lives of the related leases. Buildings are depreciated over the estimated remaining useful lives which are 40 to 48 years. Sitework is depreciated over approximately 15 years. Other assets are depreciated over the terms of the related agreements.

(g)
Per share amounts include the dilutive impact of the issuance of the 1.3 million of Operating Partnership units to the Seller, which would have decreased the Company's average ownership share of TRG from 69.1% to 68.0% for the nine months ended September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2012	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

23	Consent of KPMG LLP